EXHIBIT 10.6

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED

IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

EXCLUSIVE CONSULTING SERVICE AGREEMENT

This Exclusive Consulting Service Agreement (this “Agreement”) is made and entered into by and between the following parties on September 11, 2020 in Beijing, PRC.

Party A: Yubo International Biotech (Chengdu) Limited

Address: Address: 1201, 12 / F, unit 1, building 2, 368 Tianfu Second Street, Chengdu hi tech Zone

Party B: Yubo International Biotech (Beijing) Limited

Address: Room 108, Building 6, 31 Xishiku Street, Xicheng District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

WHEREAS:

1.	Party A is a wholly-foreign-owned enterprise registered in the People’s Republic of China (“PRC”), and has the necessary resources to provide technical and business consulting services;

2.	Party B is a company with exclusively domestic capital registered in PRC;

3.	Party A is willing to provide Party B with relevant exclusive technical services, technical consulting services and other services (as may be specifically defined below) during the term of this Agreement, utilizing its advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A’s designee (s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Party A’s Services Provision

1.1	Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all services within the business scope of Party B in whole or in part as may be determined from time to time by Party A, such as but not limited to personnel training, technical services, business consultations, intellectual property licensing, equipment or factory building leasing, marketing consultancy, etc. (the “Services”).

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1.2	Party B is willing to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not accept the same or any similar consultations and/or services provided by any third party regarding matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services contemplated under this Agreement.

1.3	Service Providing Methodology

1.3.1	Party A and Party B agree that during the term of this Agreement, they may enter into other technical service agreements or consulting service agreements through any other party designated by each of them, which shall provide the specific contents, manner, personnel, and fees for specific technical services and consulting services.

1.3.2	To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, they may enter into an intellectual property (including, without limitation, software, trademark, patent, know-how) license agreement, which shall permit Party B to use Party A’s intellectual property at any time according to the needs of Party B’s business.

1.3.3	To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, they may enter into an equipment or plant lease agreement directly or through any other party designated by them, which agreement shall permit Party B to use Party A’s relevant equipment or plant buildings according to the business needs of Party B.

1.3.4	Party A may, at its sole discretion, subcontract part of the services provided to Party B under this Agreement to any third party.

2.	Calculation of the Service Fees, Term of Payment, Financial Statements, Audit and Taxes

2.1	The Parties agree that in respect to Party A’s services provided, Party B shall pay Party A the service fees (the “Service Fees”). The Service Fees under this Agreement shall be determined and paid according to the manner set forth in the separate written agreements reached between Party A and Party B. The Parties agree that in determining the specific amount of the services fees, the following factors shall be taken into consideration: (a) the technical difficulty and complexity of the consultancy and services; (b) the time spent by the employees of Party A for the consultancy and services; (c) the specific content and commercial value of such consultancy and services; (d) the market price of similar consultancy and services; and (e) the operation status of Party B.

2.2	The taxation burden arising from the performance of this Agreement shall be borne by the Parties.

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3.	Intellectual Property Rights, Confidentiality Clauses

	3.1	Party A shall have exclusive rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, whether developed by Party A or Party B.

	3.2	The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without obtaining the written consent of the other Party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such shareholders, directors, employees, counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

	3.3	The Parties agree that this article shall survive change, revocation or termination of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a company legally registered and validly existing in accordance with the laws of PRC.

4.1.2	Party A’s execution and performance of this Agreement shall be within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and is given proper authorization and has obtained the consent and approval from third parties and government agencies. The execution and performance of this Agreement will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3	This Agreement constitutes Party A’s legal, valid and binding obligation, enforceable in accordance with its terms.

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4.2	Party B hereby represents and warrants as follows:

4.2.1	Party B is a company legally registered and validly existing in accordance with the laws of PRC.

4.2.2	Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and has been given proper authorization and has obtained the consent and approval from third parties and government agencies. The execution and performance of this Agreement will not violate any restriction in law or otherwise binding or affecting Party B.

4.2.3	This Agreement constitutes legal, valid and binding obligation of Party B, and shall be enforceable against it.

5.	Effectiveness and Term of the Agreement

This Agreement is signed on the date first above written and shall become effective as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or other agreements separately executed by the Parties, this Agreement shall remain effective.

6.	Governing Law, Dispute Resolution and Change of Law

6.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and resolution of disputes arising hereunder shall be governed by the laws of the PRC.

6.2	Any dispute arising from the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties through consultation in good faith. If the Parties fail to agree upon the resolution of a dispute within 30 days after any Party requests to resolve such dispute through consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with the Commission’s then-effective arbitration rules. The arbitration shall be conducted in Beijing and conducted in the Chinese language. The arbitration award shall be final and binding on both Parties.

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6.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claim or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from willful misconduct of Party A.

8.	Notices

8.1	All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service, facsimile or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

8.1.1	Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

8.1.2	Notices given by facsimile or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Address: C1002, building 5, yard 31, Xishiku street, Xicheng District, Beijing Attn: Wang Yanxin E-mail: [*****************] Phone: [*****************]

Party B: Address: C1002, building 5, yard 31, Xishiku street, Xicheng District, Beijing Attn: Wang Yanxin E-mail: [*****************] Phone: [*****************]

8.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Party in accordance with this article.

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9.	Assignment

9.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

9.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party by giving a prior written notice to Party B but without Party B’s consent. In the meantime, Party B shall, in accordance with Party A’s requirements, execute relevant agreements with such third party that are satisfactory to Party A to specify the rights and obligations of the related parties.

10.	Severability

If one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or compromised in any respect. The Parties shall strive through consultation in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by laws and expected by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

11.	Force Majeure

11.1

In the case of any force majeure events such as earthquake, typhoon, flood, fire, epidemic, war, riot, hostile action, public disturbance, strike or any other force majeure events that cannot be predicted and are unpreventable and unavoidable by the affected Party (the “Force Majeure”) directly resulting in the failure of either Party to perform, completely perform or delay of the performance of this Agreement, the Party affected by such Force Majeure shall not be liable for the failure of either Party to perform this Agreement. However, the affected Party shall give written notice without any delay to the other Party and shall, within fifteen (15) days after sending such written notice, provide the other Party with details of the Force Majeure event and relevant documents evidencing the reasons for such failure, incompleteness or delay in performance.

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11.2	If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from its liabilities for failure to perform, failure to fully perform or delay in performance of, its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

11.3	In the eventof Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

12.	Amendment and Supplement

Any amendments of, and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements in connection with this Agreement, which are signed by the Parties, shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Entire

The Parties confirm that, upon effectiveness of this Agreement, this Agreement constitutes the entire agreement and understanding between the Parties with respect to the content hereof and completely supersedes any prior oral and/or written agreements and understanding with respect to the content hereof between the Parties.

14.	Language and Counterparts

This Agreement is written in Chinese in two (2) counterparts, with each Party holding one copy. They shall have the same legal effect.

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Consulting Service Agreement as of the date first above written.

Party A: Yubo International Biotech (Chengdu) Limited

By:

Name: Wang Jun

Title: Legal Representative

Party B: Yubo International Biotech (Beijing) Limited

By:

Name: Wang Jun

Title: Legal Representative

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